EXHIBIT 4.19.1
                                                                  --------------
                              VALUESTAR CORPORATION
                                 VALUESTAR, INC.
                                WAIVER AGREEMENT

         THIS WAIVER AGREEMENT (this "Agreement") is dated effective as of July 21, 1999, by and among SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware Limited Partnership ("Seacoast"), PACIFIC MEZZANINE FUND, L.P. a California
limited partnership ("Pacific") and TANGENT GROWTH FUND, L.P., a California limited partnership ("Tangent") (each a "Lender" and collectively, the "Lenders") and VALUESTAR CORPORATION, a Colorado corporation (the "Company" or "ValueStar").
                                    RECITALS
                                    --------

         A. On March 31, 1999, the Lenders entered into various agreements with ValueStar, ValueStar, Inc., a California corporation and the Company's wholly-owned subsidiary ("Subsidiary"), James A. Barnes ("Barnes") and/or Jerry
E. Polis ("Polis"), including but not limited to a Note Purchase Agreement (the "Note Purchase Agreement"), a Warrant Purchase Agreement (the "Warrant Purchase Agreement") and individual Pledge and Security Agreements with each of Polis and Barnes (collectively, the "Pledge Agreements") (and collectively the "Lender Transaction Documents").

         B. The Lenders desire to waive certain rights and/or exclude certain securities from the provisions of the Lender Transaction Documents in consideration of the purchase by the Lenders, Polis, Barnes and certain other parties of shares of the Company's Series A Convertible Preferred Stock pursuant to that certain ValueStar Series A Preferred Stock Purchase Agreement dated on even date herewith by and among Lenders, Polis, Barnes and various other purchasers that may become parties thereto on, or before, August 31, 1999 (the "Purchase Agreement").

         C. "C"apitalized terms not defined herein shall have the meanings established in the Lender Transaction Documents and are incorporated herein by reference.
                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

         1. Pledge and Security Agreements. Lenders hereby agree that the Company's Series A Convertible Preferred Stock (and any other Capital Stock issued hereafter in connection therewith) acquired by Barnes or Polis pursuant to the Purchase Agreement is expressly excluded from the definition of Pledged Property under the Pledge Agreements and shall not be subject to the provisions or restrictions of the Pledge Agreements.

         2. Warrants. Lenders hereby agree that the number of shares issuable under the Warrants shall not be adjusted pursuant to Section 2.08 of the Warrant Purchase Agreement or any other provision of the Transaction Documents as a result of the issuance of the Series A Convertible Preferred Stock (or any other Capital Stock issued hereafter in connection therewith) or as a result of the issuance after the date hereof of any Capital Stock excluded from the definition of "Additional Shares of Common Stock" set forth in the Company's Certificate of Designation establishing the Company's Series A Convertible Preferred Stock.

         3. Notices Waiver. Lenders hereby waive any notices required pursuant to the Lender Transaction Documents, including but not limited to the notices required under Section 4.08 of the Warrant Purchase Agreement, in connection with the transactions to be consummated and the actions to be taken pursuant to the Purchase Agreement and/or filing of the Company's Certificate of Designation.

         4. Waiver of EBITDA/Minimum Net Income Defaults. Effective as of June 30, 1999, the Lenders hereby waive the Company's default under Section 7.9(b) and Section 7.9(c) of the Note Purchase Agreement for the Company's failure to incur no more than (i) an EBITDA loss amount of ($800,000) and (ii) a net income loss of $1,000,000, respectively, for the fiscal quarter ending June 30, 1999, and agree that such failures shall not be deemed a default under any provision of the Lender Transaction Documents, including but not limited to Article VIII of the Note Purchase Agreement and Section 4.01(a)(iv) of the Shareholder Agreement.

         5. Waiver of Notice of Board Meeting. Lenders hereby waive any notices required pursuant to the Lender Transaction Documents, including but not limited to the notices required under Section 6.19 of the Note Purchase Agreement, in connection with the special meeting of the Board of Directors of the Company held on July 20, 1999 for the purpose of authorizing the Series A Preferred Stock and the transactions contemplated under that Series A Preferred Stock Purchase Agreement.

         6. No Deemed Future Waivers. The Company hereby agrees with the foregoing provisions and agrees and acknowledges that the foregoing waivers and consents (a) shall in no event be construed or be deemed to obligate Lenders to agree to any subsequent waiver or consent; (b) shall in no event be construed or be deemed as a waiver of any of the other terms and conditions of the Lender Transaction Documents; and (c) shall in no event be construed or be deemed to
(i) impair, prejudice or otherwise adversely affect Lenders' right at any time to exercise any right, privilege, or remedy in connection with the Lender Transaction Documents, (ii) amend or alter any provision of the Lender Transaction Documents, or (iii) constitute any course of dealing or other basis or altering any obligation of the Company or any right, privilege or remedy of Lenders under the Lender Transaction Documents.

                  IN WITNESS WHEREOF, the Lenders and Company have executed and delivered this Waiver as of the date first above written.

                                   SEACOAST CAPITAL PARTNERS LIMITED
                                   PARTNERSHIP
                                   By:      Seacoast Capital Corporation,
                                            its general partner
                                            By:   /s/ JEFFREY J. HOLLAND
                                                  ----------------------
                                            Name:  Jeffrey J. Holland
                                            Its:   Vice President

                                   PACIFIC MEZZANINE FUND, L.P.
                                   By:  Pacific Private Capital
                                        its general partner
                                            By:    /s/DAVID WOODWARD
                                                   -----------------
                                            Name:  David Woodward
                                            Its:   General Partner

                                   TANGENT GROWTH FUND, L.P.
                                   By:      Tangent Fund Management, LLC
                                            its general partner
                                            By:    /s/ MARK P. GILLES
                                                   ------------------
                                            Name:  Mark P. Gilles
                                            Its:   Vice President

                                   VALUESTAR CORPORATION
                                   By:   /s/ JAMES STEIN
                                         ---------------
                                   Name: James Stein
                                   Its:  President and Chief Executive Officer

                       /s/ JAMES A. BARNES
                       -------------------
                       James A. Barnes, individually, as President of Sunrise Capital, Inc. and General Partner of Tiffany Investments, and as General Partner of Tiffany Investments Limited Partnership

                       /s/ JERRY E. POLIS
                       ------------------
                       Jerry E. Polis, individually, as President of Davric Corporation and Trustee of the Jerry E. Polis Family Trust

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